Exhibit 24.1

CERTIFICATE OF SECRETARY OF
TOYOTA MOTOR CREDIT CORPORATION

I, Jarret Johnson, do hereby certify that I am the Assistant Secretary of Toyota Motor Credit Corporation, a California corporation (the “Company”), and further certify that:

1.           Michael Groff, Toshiaki Kawai, Christopher Ballinger, Yoshimasa Ishii, James Lentz and Kazuo Ohara are the members of the Company’s Executive Committee of the Board of Directors (the “Executive Committee”); and

2.           Exhibit A, attached hereto, is a true excerpt of the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on February 4, 2015, relating to the limited powers of attorney granted by the members of the Executive Committee to Michael Groff, Toshiaki Kawai, Christopher Ballinger, Wei Shi, Cindy Wang and Katherine Adkins, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

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IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of February, 2015.

/s/	Jarret Johnson
Name:	Jarret Johnson
Title:	Assistant Secretary

I, Christopher Ballinger, Senior Vice President and Chief Financial Officer of Toyota Motor Credit Corporation, hereby certify that Jarret Johnson is the duly elected, qualified and acting Assistant Secretary of Toyota Motor Credit Corporation and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/	Christopher Ballinger
Name:	Christopher Ballinger
Title:	Senior Vice President and Chief Financial Officer

Dated: February 25, 2015

Exhibit A

Unanimous Written Consent of the
Executive Committee of the Board of Directors,
duly adopted on February 4, 2015

RESOLVED FURTHER, that each of the undersigned (i) constitutes and appoints each of Michael Groff, Toshiaki Kawai, Christopher Ballinger, Wei Shi, Cindy Wang and Katherine Adkins as his or her true and lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file the Automatic Shelf Registration Statement and any and all amendments, including post-effective amendments thereto, with the Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith; and (ii) hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof.